Exhibit 11.1

Consent of Independent Auditor

We consent to the use in this Special Finance Report on Form 1-K of our report dated May 31, 2019, relating to the financial statements of Fundrise Growth eREIT III, LLC.

/s/ RSM US LLP

McLean, Virginia

May 31, 2019